Exhibit 99.1

News Release Contact: Investor Relations (281) 776-7575 ir@tailoredbrands.com Julie MacMedan, VP, Investor Relations Tailored Brands, Inc.

For Immediate Release

TAILORED BRANDS REFINANCES $900 MILLION

SENIOR SECURED TERM LOAN

— Extends Maturity Four Years to 2025 —

FREMONT, CA — April 9, 2018 — Tailored Brands, Inc. (NYSE: TLRD) today announced that it has refinanced its existing Term Loan due June 2021, extending its maturity to April 2025.

Tailored Brands Chief Financial Officer Jack Calandra said, “We are pleased to have refinanced our term loan and extended its maturity at attractive rates.  We continue to execute our strategy to use free cash flow to reduce our debt and improve our financial flexibility.”

Immediately prior to the refinancing, the existing Term Loan consisted of $593.4 million in aggregate principal amount with an interest rate of LIBOR plus 3.50% and $400.0 million in aggregate principal amount with a fixed rate of 5.0% per annum.  Upon entering into the refinancing, the Company made a prepayment of $93.4 million on its existing Term Loan using cash on hand.

As a result, the Company refinanced $900.0 million in aggregate principal amount then outstanding with a new Term Loan totaling $900.0 million.  The new Term Loan was issued at a price equal to 99.5% of its face value, with an interest rate of LIBOR plus 3.50% and maturing on April 9, 2025, subject to a springing maturity provision relative to the Company’s senior notes.

JPMorgan Chase Bank, N.A. was the lead arranger, administrative agent and joint book runner, with Bank of America Merrill Lynch and Wells Fargo Securities, LLC as joint lead arrangers and joint book runners for the syndicated credit facility.

About Tailored Brands, Inc.

As the leading specialty retailer of men’s tailored clothing and largest men’s formalwear provider in the U.S. and Canada, Tailored Brands helps men love the way they look for work and special occasions.  We serve our customers through an expansive omni-channel network that includes over 1,400 locations in the U.S. and Canada as well as our branded e-commerce websites.  Our brands include Men’s Wearhouse, Jos. A. Bank, Joseph Abboud, Moores Clothing for Men and K&G.  We also operate an international corporate apparel and workwear group consisting of Dimensions, Alexandra and Yaffy in the United Kingdom and Twin Hill in the United States.

For additional information on Tailored Brands, please visit the Company’s websites at www.tailoredbrands.com, www.menswearhouse.com, www.josbank.com,

www.josephabboud.com, www.mooresclothing.com, www.kgstores.com, www.dimensions.co.uk, www.alexandra.co.uk. and www.twinhill.com.

This press release contains forward-looking information, including the Company’s statements regarding its strategy to reduce its total debt to improve financial flexibility. In addition, words such as “expects,” “anticipates,” “envisions,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “guidance,” “may,” “projections,” and “business outlook,” variations of such words and similar expressions are intended to identify such forward-looking statements.  The forward-looking statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  Any forward-looking statements that we make herein are not guarantees of future performance and actual results may differ materially from those in such forward-looking statements as a result of various factors.  Factors that might cause or contribute to such differences include, but are not limited to:  actions or inactions by governmental entities; domestic and international macro-economic conditions; inflation or deflation; the loss of, or changes in, key personnel; success, or lack thereof, in formulating or executing our internal strategies and operating plans including new store and new market expansion plans; cost reduction initiatives and revenue enhancement strategies; changes in demand for clothing or rental product; market trends in the retail business; customer confidence and spending patterns; changes in traffic trends in our stores; customer acceptance of our merchandise strategies, including custom clothing; performance issues with key suppliers; disruptions in our supply chain; severe weather; foreign currency fluctuations; government export and import policies; advertising or marketing activities of competitors; the impact of cybersecurity threats or data breaches and legal proceedings.

Forward-looking statements are intended to convey the Company’s expectations about the future, and speak only as of the date they are made.  We undertake no obligation to publicly update or revise any forward-looking statements that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by applicable law.  However, any further disclosures made on related subjects in our subsequent reports on Forms 10-K, 10-Q and 8-K should be consulted. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all written or oral forward-looking statements that are made by or attributable to us are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.

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